                                                                   Exhibit 10.36
CHENIERE ENERGY, INC.

                                                   TWO ALLEN CENTER
                                                   1200 SMITH STREET, SUITE 1740
                                                   HOUSTON, TEXAS  77002-4312
                                                   (713) 659-1361
                                                   FAX: (713) 659-5459

                                 July 13, 1999

Lender


     Form of Eighth Amendment to Securities Purchase Agreement ("Eighth Amendment")

Dear Lender:

     Reference is made to the Securities Purchase Agreement dated as of December 15, 1997 as amended by the Third Amendment dated on or about
September 13, 1998, by the Fourth Amendment dated January 12, 1999, by the Fifth Amendment dated March 15, 1999, by the Sixth Amendment dated April 14, 1999 and by the Seventh Amendment dated May 19, 1999 (as amended, the "Agreement"), between Cheniere Energy, Inc., a Delaware corporation ("Borrower"), and Lender. Unless otherwise indicated, all capitalized terms herein are used as defined in the Agreement.

     The purpose of this amendment to the Agreement is to provide notice of the repayment of 50% of the outstanding principal balance on July 15, 1999, to extend the maturity date for the remaining principal balance from July 15, 1999 to October 15, 1999, to increase the interest rate effective July 16, 1999 from LIBOR plus 4% to LIBOR plus 6% and to increase from $10,000,000 to $12,000,000 the amount of net funds which Borrower may raise through private placement of its equity securities or from the sale of seismic data and retain for use in its business before being required to direct the proceeds from such sources to prepayment of the Term Loan.

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender agree as follows:

     1. Amendment of Maturity Date. The definition of Maturity Date in Section 12 shall be hereby amended by replacing the paragraph captioned MATURITY DATE in its entirety with the following paragraph:

               "MATURITY DATE means the earlier of (a) October 15, 1999 and (b) the date that the Senior Notes are declared immediately due and payable pursuant to SECTION 11 in the event of a Default; provided that Lender's rights continue until the Obligation has been paid and performed in full."

     2. Amendment of Contract Rate. The definition of CONTRACT RATE in the Senior Term Note shall be hereby amended by replacing the fourth paragraph of the Senior Term Note in its entirety with the following paragraph:

               "The principal from day to day unpaid shall, except as stated below, bear interest at a rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate (hereinafter defined) and (b) the sum of 6% plus LIBOR. At the option of the holder of this note and to the extent permitted by applicable law, all past-due principal of this note and accrued and past-due interest on this note shall bear interest from the date due and payable (stated or by acceleration) until paid at a rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate and (b) the sum of 6% plus LIBOR, regardless of whether such payment is made before or after entry of a judgement. Each change in the Maximum Rate will become effective, without notice to Maker or any other person or entity, upon the effective date of such change."

     3. Amendment of Terms of Payment. Section 2 of the Agreement is hereby amended by replacing paragraph (c) of such Section in its entirety with the following paragraph:

               "In addition to prepayments under clause (b) above, Borrower shall make prepayments of principal of the Term Loan equal to the net cash proceeds received by Borrower from any private placement of Borrower's equity securities or from any sale by Borrower of seismic data, less up to $12,000,000 which may be retained by Borrower."

     4. Representations and Warranties. Borrower represents and warrants that it possesses all requisite power and authority to execute, deliver and comply with the terms of this instrument, which has been duly authorized and approved by all necessary corporate action and for which no consent of any person is required.

     5. Fees and Expenses. Borrower agrees to pay the reasonable fees and expenses of counsel to Lender for services rendered in connection with the negotiation and execution of this instrument.

     6. Loan Paper; Effect. This instrument is a Loan Paper and, therefore, is subject to the applicable provisions of Section 13 of the Agreement, all of which are incorporated herein by reference the same as if set forth herein verbatim. In the event of any inconsistency between the terms of the Agreement as hereby modified (the "Amended Agreement") and any other Loan Papers, the terms of the Amended Agreement shall control and such other document shall be deemed to be amended hereby to conform to the terms of the Amended Agreement.

     7. No Waiver of Defaults. This instrument does not constitute a waiver of, or a consent to any present or future violation of or default under, any provision of the Loan Papers, or a waiver of Lender's right to insist upon future compliance with each term, covenant, condition and provision of the Loan Papers, and the Loan Papers shall continue to be binding upon, and inure to the benefit of, Borrower, Lender and their respective successors and assigns.

     8. Final Agreement. THE LOAN PAPERS, AS AMENDED HEREBY, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

     If the foregoing terms and conditions are acceptable to Lender, Lender should indicate its acceptance by signing in the space provided below and returning an executed copy hereof to Borrower, whereupon this letter shall become an agreement binding upon and inuring to the benefit of Borrower and Lender and their respective successors and assigns.

                                      Sincerely,

                                      CHENIERE ENERGY, INC.


                                      By:
                                         ------------------------------
                                         Don A. Turkleson
                                         Chief Financial Officer
Accepted and agreed to as of the day
and year first set forth in this Eighth
Amendment.


---------------------------------
Lender

                                       3